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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-94623 of Alliance Data Systems Corporation and Subsidiaries of our report dated March 1, 2000 and of our report dated March 1, 2000 (relating to the financial statements of SPS Network Services), appearing in the Prospectus, which is part of this Registration Statement.


    We also consent to the reference to us under the headings "Selected Historical Consolidated Financial and Operating Information" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Columbus, Ohio



March 1, 2000